Exhibit 10.3

AMENDMENT NO. 2 TO THE
HAMILTON BEACH BRANDS, INC.
ANNUAL INCENTIVE COMPENSATION PLAN
(Effective January 1, 2014)

Hamilton Beach Brands, Inc. hereby adopts this Amendment No. 2 to the Hamilton Beach Brands, Inc. Annual Incentive Compensation Plan (Effective January 1, 2014) (the “Plan”), to be effective as of March 13, 2018 (the “Effective Date”), to reflect the fact that recently-adopted tax reform legislation removed the requirement to submit the Plan for subsequent approval by post-spin stockholders. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.

1.Section 13 of the Plan is hereby amended in its entirety to read as follows:

“The Plan was approved on May 8, 2014 by the stockholders of NACCO Industries, Inc., the indirect parent company of the Company prior to the “Spin-Off Date” (as such term is defined in the 2017 Separation Agreement between NACCO Industries, Inc. and HBBHC).”

The undersigned officer of the Company hereby executes this Amendment No. 2 on the order of the Committee.

By:	/s/ Dana B. Sykes
Name:	Dana B. Sykes
Title:	Vice President, General Counsel and Secretary
Date:	March 14, 2018